Exhibit 10.45

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            This First Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of August 25, 2009, between ANGELES INCOME PROPERTIES, LTD. II, a California limited partnership, with an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”) and LIGHTHOUSE PROPERTY INVESTMENTS, LLC, a New Jersey limited liability company, with an address at 2 Executive Drive, Suite 470, Fort Lee, NJ 07024 (“ Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of August 5, 2009 (the “ Agreement”) with respect to the sale of certain property known as Deer Creek Apartments located in Middlesex County, New Jersey, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Loan Assumption Application Submittal Deadline.  The first sentence of Section 4.7.5 is hereby deleted and replaced as follows: “Purchaser further acknowledges that the Assumed Loan Documents require the satisfaction by Purchaser of certain requirements as set forth therein to allow for the Loan Assumption and Release.  Accordingly, Purchaser, at its sole cost and expense and on or prior to September 3, 2009 (the “ Loan Assumption Application Submittal Deadline”), shall satisfy the requirements set forth in the Assumed Loan Documents to allow for the Loan Assumption and Release, including, without limitation, submitting a substantially complete application to each of the Lenders for assumption of the Loans together with all documents and information required in connection therewith (collectively, the “ Loan Assumption Application”).”

3.      Miscellaneous.           This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

ANGELES INCOME PROPERTIES, LTD. II, a California limited partnership

By:       ANGELES REALTY CORPORATION II, a California corporation, its managing general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

LIGHTHOUSE PROPERTY INVESTMENTS, LLC, a New Jersey limited liability company

By:  /s/Meyer Orbach
Name:  Meyer Orbach
Title:  Managing Member